Exhibit 99.1

Red Hat Announces $1 Billion Stock Repurchase Program

RALEIGH, N.C.--(BUSINESS WIRE)--June 21, 2018--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced that its Board of Directors has authorized the repurchase of up to $1 billion of the Company’s common stock from time to time on the open market or in privately negotiated transactions.

The new program is to replace the previous $1 billion repurchase program that will expire on June 30, 2018. From its commencement on July 1, 2016 through June 20, 2018, the Company repurchased approximately 8.2 million shares of its common stock for $751 million under the previous program.

“Red Hat’s Board of Directors and management team firmly believe in our long-term growth prospects and our ability to generate operating cash flow through our subscription business model. We are also demonstrating our continued focus on efficient capital allocation with a new $1 billion stock repurchase authorization,” stated Eric Shander, Executive Vice President and Chief Financial Officer of Red Hat.

The timing and the amount of any repurchases of common stock will be determined by Red Hat management based on its evaluation of market conditions and other factors. Repurchases of common stock may also be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased common stock will be available for use in connection with the Company's stock plans and for other corporate purposes.

As of May 31, 2018, the Company had cash and investments of approximately $2.5 billion.

Red Hat had approximately 177.5 million shares of common stock outstanding as of May 31, 2018.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; risks related to errors or defects in our offerings and third-party products upon which our offerings depend; risks related to the security of our offerings and other data security vulnerabilities; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; changes in and a dependence on key personnel; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company's growth and international operations, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

CONTACT:
Red Hat, Inc.
Media Contact:
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com